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                                                                     Exhibit 4.1

                                     (Front)

No.______                                                          _______Shares

               Incorporated Under The Laws of The State of Florida

                   FIRST COMMUNITY BANK CORPORATION OF AMERICA
                            Authorized Capital Stock
                        5,000,000 Shares of Common Stock

This certifies that _____________________ is the owner of _______________ shares of Capital Stock of First Community Bank Corporation of America, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers, and its Corporate Seal to be hereunto affixed this _____ day of __________, A.D. 20__.

[SEAL]  ___________________________       _______________________________
        Kay M. McAleer, Secretary         Kenneth P. Cherven, President

                                 Par Value $.10

                                     (Back)

     For Value Received, _______ hereby sell, assign and transfer unto_______________________________________________________________________
Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint___________________________________ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________, 20___
In the presence of ________________________________

Notice: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, or any change whatever.